Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

Board of Directors

Bootie Beer Corporation

Winter Park, Florida

We consent to the use in this Annual Report on Form 10-KSB of our Report of Independent Public Accounting Firm, dated March 26, 2007 with respect to the consolidated financial statements of Bootie Beer Corporation, included in this Annual Report (Form 10-KSB) for the year ended December 31, 2006. We also consent to the reference to our Firm under the caption “Experts”.

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/s/ Jaspers + Hall, PC

March 29, 2007
Denver, Colorado